Exhibit 99.1

Implant Sciences Extends Credit Agreements

Wilmington, MA – March 31, 2016 – Implant Sciences Corporation (OTCQB:IMSC), a leading manufacturer of explosives trace detection (ETD) and drugs trace detection solutions for homeland security, today announced the extension of its secured credit agreements with DMRJ Group, LLC (“DMRJ”) and the group of investors represented by BAM Administrative Services, LLC (“BAM”).

DMRJ and BAM have agreed to a time-limited extension of the maturity of all Implant Sciences’ indebtedness under such secured credit agreements. The company has agreed to amend the terms of its Series H Convertible Preferred Stock, Series I Convertible Preferred Stock and Series J Convertible Preferred Stock, so that on any matter presented to the stockholders of the company, each holder of outstanding shares of each of the series of preferred stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of the preferred stock are convertible as of the record date for determining stockholders entitled to vote on such matter. The amended terms also dictate that such shares of preferred stock will, upon the sale of the company, be paid the amounts that they would have been paid if converted to common stock, without such shares being required to be converted.  The parties also agreed to amend such series of preferred stock to remove the limitations on the holders thereof being able to convert such preferred stock to own more than 4.99% of the company’s outstanding common stock.  The company also agreed to revise the Series J Convertible Preferred Stock so that its holders are paid preferred payable in kind dividends of 15% per year. The remaining terms and conditions remain unchanged.

“We appreciate DMRJ and BAM’s continued support, as the Board of Directors guides Implant Sciences toward a final decision point in the exploration of the strategic options for the business and to establish an improved capital structure," stated Implant Sciences' CEO, Dr. Bill McGann. "Implant Sciences’ success in the market has continued, and we remain on target in regards to our projected FY16 revenues. The updated agreement gives us the needed flexibility as we continue to execute on our ultimate goal of profitability."

Detailed information on the extensions will be made available by the company in a Current Report on Form 8-K, to be filed with the Securities and Exchange Commission.

About Implant Sciences

Implant Sciences is a leader in developing and manufacturing advanced detection capabilities to counter and eliminate the ever-evolving threats from explosives and drugs. The Company's team of dedicated trace detection experts has developed proprietary technologies used in its commercial products, thousands of which have been sold across more than 70 countries worldwide. The Company's ETDs have received approvals and certifications from several international regulatory agencies including the TSA in the U.S., ECAC in Europe, CAAC and the Ministry of Public Safety in China, Russia FSB, STAC in France, and the German Ministry of the Interior. It has also received the 2015 GSN Airport/Seaport/Border Security Award for "Best Security Checkpoint”. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any statements of employees, representatives and partners of Implant Sciences Corporation (the "Company") related thereto contain or may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions.  Such statements are based on management’s current expectations and are subject to significant risks and uncertainties (many of which are beyond the Company’s control) that could cause the Company’s actual results to differ materially from the forward-looking statements.  Such risks and uncertainties include, but are not limited to (i) the risk that the Company’s strategic initiatives referenced herein may not actually occur, or if they occur, that they will not benefit the Company’s shareholders, (ii) the risk that deployment of the Company’s devices may not occur as planned, (ii) the risk that there is no guaranty that the Transportation Security Administration (TSA) or any other U.S. or foreign government and law enforcement agencies or commercial consumers will purchase any of the Company’s explosives detection products or that any new products the Company may develop will be accepted by the TSA or by such other governments, agencies or consumers, (iii) economic, political and other risks associated with international sales and operations could adversely affect the Company’s sales, (iv) the Company’s business is subject to intense competition and rapid technological change, and the Company’s ability to generate revenue and profit will depend on its ability to develop and introduce new products and (v) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K.  In light of these risks and uncertainties, readers are cautioned that actual results may differ significantly from those described or anticipated in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

Contact:

Implant Sciences Corporation

Company Contact:

Robert Liscouski

978-752-1700 x 116